UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way Burnaby, British Columbia, Canada		V5G 4W8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 484-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2017 (the “Effective Date”), Xenon Pharmaceuticals Inc. (the “Company”) and its wholly-owned subsidiary, Xenon Pharmaceuticals USA Inc., entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”), pursuant to which the Bank agreed to extend term loans to the Company with an aggregate principal amount of up to $15.0 million.

Borrowings under the Loan Agreement will consist of up to three separate tranches. The initial tranche (the “Initial Tranche Advance”) of $7.0 million was funded on December 18, 2017 and will be used for general corporate purposes, including research and product development. The second tranche of $5.0 million (the “Second Tranche Advance”) is available at the Company’s option at any time from the occurrence of the Tranche 2 Event (as defined below) through March 31, 2019. The third and final tranche of $3.0 million (the “Third Tranche Advance” and together with the Initial Tranche Advance and the Second Tranche Advance, the “Tranche Advances”) is available at the Company’s option at any time from the occurrence of the Tranche 3 Event (as defined below) through September 30, 2019. “Tranche 2 Event” means delivery by the Company to the Bank of evidence that the Company has, on or before March 31, 2019, (i) obtained net new capital of at least $12.5 million and (ii) at least two programs in clinical development, at least one of which is in Phase 2.  “Tranche 3 Event” means delivery by the Company to the Bank of evidence that the Company has, on or before September 30, 2019, achieved positive Phase 2 data on at least one program.

The Tranche Advances shall accrue interest at a floating per annum rate of 0.5% above the prime rate, which interest is payable monthly commencing in January 2018. Upon the occurrence and during the continuance of an event of default, a default interest rate will apply that is 5.0% above the otherwise applicable interest rate. The Initial Tranche Advance is interest only until September 30, 2018, after which the Initial Tranche Advance will be payable in 30 equal monthly installments of principal plus interest, with the final installment due and payable on March 31, 2021. If the Bank advances the Second Tranche Advance, then both the Initial Tranche Advance and the Second Tranche Advance will be interest only until March 31, 2019, after which both the Initial Tranche Advance and the Second Tranche Advance will be payable in 24 equal monthly installments of principal plus interest, with the final installment due and payable on March 31, 2021. If the Bank advances the Third Tranche Advance, the Third Tranche Advance will be interest only until September 30, 2019, after which the Third Tranche Advance will be payable in 24 equal monthly installments of principal plus interest, with the final installment due and payable on September 30, 2021.

The Company may prepay all, but not less than all, of the Tranche Advances with prior written notice to the Bank and subject to a prepayment fee equal to the outstanding principal balance of the Tranche Advances at the time of such prepayment multiplied by (i) 3.0%, if the prepayment occurs prior to the first anniversary of the Effective Date, (ii) 2.0%, if the prepayment occurs on or after the first anniversary of the Effective Date, but prior to the second anniversary of the Effective Date or (iii) 1.0%, if the prepayment occurs on or after the second anniversary of the Effective Date, but prior to the applicable maturity date for the Tranche Advances.  A fee in the amount of 6.5% of the Tranche Advances funded is payable to the Bank on the date on which the term loan is prepaid, paid or becomes due and payable in full.

The Loan Agreement contains customary representations and warranties, events of default (including an event of default upon a material adverse change of the Company) and affirmative and negative covenants, including, among others, covenants that limit or restrict the Company’s ability to incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into certain transactions with affiliates, engage in any new line of business, pay dividends or make distributions, or repurchase stock, in each case subject to certain exceptions for a term loan facility of this size and type. As security for its obligations under the Loan Agreement, the Company granted the Bank a first priority security interest on substantially all of the Company’s assets except its intellectual property and subject to certain other exceptions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the Loan Agreement, the Company issued a warrant to the Bank (“Warrant”) on December 18, 2017 to purchase 50,411 of the Company’s common shares at a price per share of $2.43. If the Bank advances the Second Tranche Advance, the number of common shares exercisable pursuant to the Warrant will increase by 36,008.  If the Bank advances the Third Tranche Advance, the number of common shares exercisable pursuant to the Warrant will increase by 21,604.  In no event will the number of common shares issuable pursuant to the exercise of the Warrant exceed 108,023 in the aggregate. The Warrant is immediately exercisable and will expire at 6:01 p.m., Pacific time, on December 18, 2027.

The issuance of the Warrant was exempt from registration under the Securities Act of 1933, as amended, under Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

The foregoing descriptions of the Warrant and the Loan Agreement are not complete and are qualified in their entirety by reference to the full text of the Warrant and the Loan Agreement, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Warrant to Purchase Shares, dated December 18, 2017, by and between Xenon Pharmaceuticals Inc. and Silicon Valley Bank.
10.1	Loan and Security Agreement, dated December 18, 2017, by and among Xenon Pharmaceuticals Inc., Xenon Pharmaceuticals USA Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: December 18, 2017	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer & Chief Operating Officer